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                                  EXHIBIT 3.1

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   ITXC CORP.

     ITXC Corp. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

     1.  The name of the Corporation is ITXC Corp.

     2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on July 21, 1997. A restated certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on April 22, 1998.

     3. This second restated certificate of incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware by the written consent, in accordance with Section 228 of the General Corporation Law, of the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class.

     4. This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of the Corporation.

     5. The text of the certificate of incorporation of the Corporation is hereby amended, restated and integrated to read in its entirety as follows:

     FIRST:  The name of the Corporation is ITXC Corp. (the "Corporation").
     -----

     SECOND:  The registered office of the Corporation is to be located at 9
     ------
East Loockerman Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is National Registered Agents, Inc.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:    The total number of shares of stock which the Corporation shall
     ------
have authority to issue is Thirty Seven Million Five Hundred Thousand (37,500,000) shares, of which Twenty Two Million Five Hundred Thousand (22,500,000) shares are designated as Common Stock, having a par value of $.001 per share ("Common Stock"), and Fifteen Million (15,000,000) shares are designated as Preferred Stock, having a par value of $.001 per share ("Preferred Stock"). The board of directors is authorized to issue
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the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have voting powers (if any), conversion (if any), designations, preferences and relating, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issuance of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having preferences or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation and each share of Common Stock shall be entitled to one vote.

     FIFTH:
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     1.  Designation and Amount.  There is established a series of Preferred
Stock which is designated as "Convertible Preferred Stock." The number of shares constituting such series shall be Four Hundred Thousand (400,000), with a par value of $.001 per share. The relative rights, preferences, restrictions and other matters relating to the Convertible Preferred Stock are contained in this Article Fifth of this restated certificate of incorporation. The outstanding shares of this Series have been retired.

     2. Definitions. As used in this Article Fifth of this restated certificate of incorporation, the following terms shall have the following meanings:

          (a) "Automatic Conversion Event" means the earlier of any of the following events on or prior to October 1, 1998: (i) written notice of conversion to the Corporation by a Holder; (ii) the initial public offering of the Corporation's securities; and
               (iii) the closing, or a series of closings, of equity investments in the Corporation of at least Ten Million ($10,000,000) Dollars.

          (b) "Board of Directors" means the board of directors of the Corporation.

          (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

          (d) "Capital Stock" means any and all shares, rights to purchase, warrants, options, convertible securities, participations in or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) corporate stock.

          (e) "Common Stock" means the Common Stock, $.001 par value per share, and all shares hereafter authorized of any class of common

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               stock of the Corporation, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such capital stock to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

          (f) "Conversion Rate" has the meaning set forth in section 5(a) hereof.

          (g) "Convertible Preferred Stock" means the Convertible Preferred Stock of the Corporation, $.001 par value per share, established pursuant to this Article Fifth of this restated certificate of incorporation.

          (h) "Holder" of a share of Convertible Preferred Stock means the Person in whose name such share of Convertible Preferred Stock is registered on the books of the Corporation.

          (i) "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

     3.  Liquidation Preference.

          (a) (i) In the event of any liquidation, dissolution or winding up of the Corporation under applicable Delaware law, the Holders of the Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of Common Stock, an amount per share of $1.25 (as adjusted for any share dividends, combinations or subdivision with respect to such shares of Convertible Preferred Stock) for each share of Convertible Preferred Stock.

               (ii) Prior to the distribution of assets to holders of Common Stock as a result of any liquidation, dissolution or winding up of the Corporation (including, without limitation, as a result of the sale of the assets of the Corporation), the Holders of Convertible Preferred Stock shall be entitled to convert the shares of Convertible Preferred Stock to Common Stock pursuant to the provisions of Section 5 below.

               (iii) If the assets and funds thus distributed among the Holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such Holders of the full aforesaid preferential amount set

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               forth in subsection (i) above, then the entire assets and funds of the Corporation legally available for distribution to shareholders shall be distributed pro rata among the Holders of the Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

          (b) After payment to the Holders of the Convertible Preferred Stock of the amounts set forth in subsection 3(a) above, the remaining assets and funds of the Corporation legally available for distribution to shareholders, if any, shall be distributed pro rata to the holders of Common Stock, in proportion to their respective shareholdings in the Corporation.

          (c) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in good faith by the Board of Directors, or by the liquidator, if applicable, in the case of any liquidation, dissolution or winding up.

     4.  Voting Rights of Convertible Preferred Stock

          (a) Except as set forth in this Article Fifth of this restated certificate of incorporation or as otherwise required by law, Holders of shares of Convertible Preferred Stock shall be entitled to vote together with the holders of shares of Common Stock as if the Convertible Preferred Stock and Common Stock were a single class on all matters submitted for a vote of stockholders, and shall be entitled to notice of all stockholders' meetings and to act by written consent in the same manner as the holders of Common Stock. Each share of Convertible Preferred Stock shall entitle the Holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible or would then be convertible if such conversion had occurred immediately prior to the taking of such vote. Any shares of Convertible Preferred Stock owned, directly or indirectly, by the Corporation or any of its subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

          (b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required to be effected, all outstanding shares of Convertible Preferred Stock shall have been converted into Common Stock.

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     5.  Conversion

          (a) Automatic and Voluntary Conversion; Conversion Rate. (i) From October 1, 1997 until October 1, 1998, subject to the terms and conditions in this Article Fifth of this restated certificate of incorporation and to the adjustment as specified below, the Holders of Convertible Preferred Stock (A) have the right at any time upon written request to convert Convertible Preferred Stock into Common Stock and (B) shall automatically have their Convertible Preferred Stock converted upon an Automatic Conversion Event, such that each one (1) share of Convertible Preferred Stock shall be converted to one (1) share of Common Stock (the number of shares of Common Stock to be received by converting one (1) share of Convertible Preferred Stock being the "Conversion Rate").

               (ii) In the event that shares of the Convertible Preferred Stock are not converted into Common Stock on or prior to October 1, 1998, the Corporation shall exchange all outstanding shares of the Convertible Preferred Stock for a promissory note in the principal amount determined by multiplying the number of such outstanding shares of the Convertible Preferred Stock by $1.25, payable on October 1, 1999 together with interest at a rate of 6% per annum from the date of issuance to the date of payment. The promissory note shall also have such other customary terms and conditions and shall be prepayable at anytime without penalty.

          (b) Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustment in the following cases:

               (i) In the event the Corporation shall at any time change as a whole, by subdivision or combination in any manner or by the issuance of a share dividend, the number of shares of Common Stock then outstanding into a different number of shares, then thereafter the number of shares of Common Stock issuable upon the conversion of Convertible Preferred Stock shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change; provided, however, that no adjustment in the Conversion Rate shall be made hereunder in either of the following cases: (i) a share dividend on the Common Stock where the identical share dividend in shares of Common Stock was paid also on the Convertible Preferred Stock, or (ii) a subdivision or combination of the Common Stock where the identical subdivision or combination was made pro rata also in respect of the Convertible Preferred Stock.

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               (ii) In the event of any capital reorganization, or of any reclassification of the share capital of the Corporation or in case of the consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), each share of Convertible Preferred Stock shall after such capital reorganization, reclassification of share capital, consolidation or merger of the Corporation, shall entitle the holder to obtain the kind and number of shares of Common Stock or other securities or property of the Corporation, or of the Corporation resulting from such consolidation or surviving such merger, as the case may be, to which such holder would have been entitled if he had held the Common Stock issuable upon conversion of such Convertible Preferred Stock immediately prior to such capital reorganization, reclassification of capital stock, consolidation or merger.

          (c) Reservation of Shares; Shares to be Fully Paid and Nonassessable. The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of shares of Convertible Preferred Stock will upon issuance be fully paid and nonassessable by the Corporation and free from all liens and charges with respect to the issuance thereof and the Corporation shall pay all transfer taxes, if any, arising out of the issuance thereof.

     6. Replacement of Certificates. If any mutilated certificate representing shares of Convertible Preferred Stock is surrendered to the Corporation, or if a Holder claims the certificate representing shares of Convertible Preferred Stock has been lost, destroyed or willfully taken, the Corporation shall issue a replacement certificate of like tenor and date if:

          (i) the Holder provides an indemnity bond or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any authenticating agent and any of their officers, directors, employees or representatives from any loss which any of them may suffer if a certificate representing shares of Convertible Preferred Stock is replaced, and

          (ii) the Holder satisfies any other reasonable requirements of the Corporation.

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     7.  Reacquired Shares.  Any shares of Convertible Preferred Stock which are converted, purchased or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares shall upon their cancellation be reissued.

     SIXTH:
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     1.  Designation and Amount.  There is established a series of Preferred
Stock which is designated as "Series B Convertible Preferred Stock." The number of shares constituting such series shall be 5,865,104 shares, with a par value of $.001 per share. The relative rights, preferences, restrictions and other matters relating to the Series B Convertible Preferred Stock are contained in this Article Sixth of this second restated certificate of incorporation.

     2.   Voting.

          2A.  General.  Except as may be otherwise provided in this Article
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Sixth of this restated certificate of incorporation or by law, the Series B
Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to, actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Series B Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each action on which the Series B Convertible Preferred Stock shall vote as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is then convertible.

          2B.  Board Size.  The entire Board of Directors of the Corporation
               ----------
shall consist of seven members. In addition to any other requirement applicable to the amendment of the Corporation's Certificate of Incorporation, the first sentence of this Section 2B shall not be amended to increase the maximum number of directors constituting the Board of Directors to a number in excess of seven without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of "Director Voting Preferred Stock" (as hereinafter defined) given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series. For purposes of this Restated Certificate of Incorporation, the term "Director Voting Preferred Stock" shall mean the Series B Convertible Preferred Stock and any other series of the Corporation's Preferred Stock which is designated as "Director Voting Preferred Stock".

          2C.  Board Seats.  The holders of the Director Voting Preferred Stock,
               -----------
voting as a separate class, shall be entitled to elect two directors of the Corporation (the "Preferred Designees"). The holders of the Director Voting Preferred Stock and the holders of the Common Stock, voting together as a single class, shall be entitled to elect five directors of the Corporation (the "Common Designees"). Notwithstanding the

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foregoing or anything else to the contrary provided in the Certificate of
Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7 of this Article Sixth) all of the then outstanding shares of Series B Convertible Preferred Stock for which redemption has been requested in accordance with the terms and provisions of paragraph 7 of this Article Sixth, the holders of the Director Voting Preferred Stock, voting as a separate class, shall be entitled to elect a number of directors of the Corporation constituting a majority of the entire Board of Directors at such time, and the remaining directors shall be elected in the manner prescribed in the second sentence of this subparagraph 2C. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, (i) the presence in person or by proxy (or the written consent) of the holders of a majority of the voting power of the outstanding shares of Director Voting Preferred Stock then outstanding shall constitute a quorum of the Director Voting Preferred Stock for the election of directors to be elected solely by the holders of the Director Voting Preferred Stock and (ii) the presence in person or by proxy (or the written consent) of the holders of a majority of the voting power of the outstanding shares of Director Voting Preferred Stock and Common Stock shall constitute a quorum of the Director Voting Preferred Stock and Common Stock for the election of directors to be elected jointly by the holders of the Director Voting Preferred Stock and the holders of the Common Stock. A vacancy in any directorship elected solely by the holders of the Director Voting Preferred Stock shall be filled only by vote or written consent of the holders of the Director Voting Preferred Stock as provided above, and a vacancy in any directorship elected jointly by the holders of the Director Voting Preferred Stock and the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Director Voting Preferred Stock and the holders of the Common Stock as provided above.

     3. Dividends. The holders of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series B Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is then convertible).

     4. Liquidation. Upon any Liquidation (as defined below) of the Corporation, the holders of the shares of Series B Convertible Preferred Stock shall first be entitled, subject to the rights of holders of the Series C Convertible Preferred Stock but before any distribution or payment is made upon the Common Stock or any other class or series of stock ranking on Liquidation junior to the Series B Convertible Preferred Stock (the Common Stock and any such other class or series of stock, the "Junior Stock"), to be paid, in preference to the Junior Stock, an amount in cash per share equal to $1.705 (as adjusted for stock splits, stock dividends and the like), and no more, such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments." If upon such Liquidation of the Corporation, whether voluntary or involuntary, the assets to

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be distributed among the holders of Series B Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series B Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Convertible Preferred Stock. Upon any such Liquidation of the Corporation, immediately after the holders of Series B Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the Junior Stock. Written notice of such Liquidation, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. As used in this Article Sixth of this restated certificate of incorporation, the term "Liquidation" shall be deemed to consist of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, a consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such other entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction) in which the shareholders of the Corporation do not continue to hold at least a 50% interest in the successor entity, a transaction or series of transactions that results in the transfer of more than 50% of the voting power of the Corporation and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets.

     5. Restrictions. At any time when shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of Series B Convertible Preferred Stock of the Corporation is required by law or by the Corporation's Certificate of Incorporation, and in addition to any other vote required by law or the Corporation's Certificate of Incorporation, without the approval of the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

          5A. (i) Create or authorize the creation of any additional class or series of shares of stock or rights to acquire stock unless the same is Junior Stock, (ii) increase the authorized amount of the Series B Convertible Preferred Stock, (iii) increase the authorized amount of any additional class or series of shares of stock unless the same is Junior Stock, or (iv) create or authorize any obligation or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series of stock unless the same is Junior Stock, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

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          5B.  Consent to any Liquidation (whether in one transaction or in a series of transactions), or permit any subsidiary to do any of the foregoing;

          5C. Amend, alter or repeal its Certificate of Incorporation or By-laws in a manner adverse to holders of Series B Convertible Preferred Stock;

          5D. Purchase, redeem or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of Junior Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from employees or former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation under agreements entered into with persons in connection with their employment with the Corporation or pursuant to employee benefit plans;

          5E. Redeem or otherwise acquire any shares of Series B Convertible Preferred Stock except as expressly authorized in paragraph 7 of this Article Sixth or pursuant to a purchase offer made pro rata to all holders of the shares of Series B Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series B Convertible Preferred Stock then held by each such holder; or

          5F. Issue any indebtedness for borrowed money which, when aggregated with all outstanding indebtedness for borrowed money of the Corporation and its subsidiaries, would exceed the consolidated net worth (i.e., assets minus liabilities, determined in accordance with generally accepted accounting principles, consistently applied) of the Corporation and its subsidiaries at the last day of the calendar month preceding the calendar month in which such issuance is effected.

     6. Conversions. The holders of shares of Series B Convertible Preferred Stock shall have the following conversion rights:

          6A.  Right to Convert.  Subject to the terms and conditions of this
               ----------------
paragraph 6, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Convertible Preferred Stock (except that upon any Liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Convertible Preferred Stock upon such Liquidation) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $1.705 and (ii) dividing the result by the conversion price of $1.705 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written

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notice that the holder elects to convert a stated number of shares of Series B
Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          6B.  Issuance of Certificates: Time Conversion Effected.  Promptly
               --------------------------------------------------
after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series B Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          6C.  Fractional Shares: Dividends, Partial Conversion.  No fractional
               ------------------------------------------------
shares shall be issued upon conversion of Series B Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay, to the extent permitted by law, in cash an amount equal to all dividends declared and unpaid on the shares of Series B Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay, to the extent permitted by law, to the holder surrendering the Series B Convertible Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

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          6D.  Adjustment of Price Upon Issuance of Common Stock. Except as
               -------------------------------------------------
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(l) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received or deemed to be received by the Corporation upon such issue or sale (the "Consideration"), by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          For purposes of this subparagraph 6D, the following subparagraphs 6D(l) to 6D(7) shall also be applicable (subject, in each such case, to the provisions of subparagraph 6E hereof):

          6D.(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable Consideration) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          6D.(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable Consideration) of (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
(ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to other provisions of this subparagraph 6D.

          6D.(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(l) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(l) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities (including without limitation upon the redemption or purchase for cash of all such Convertible Securities by the Corporation), the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          6D.(4) Stock Dividends. Subject to Section 6F hereof, in case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          6D.(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the Consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a Consideration other than cash, the amount of the Consideration other than cash received by the Corporation shall be deemed to be the fair value of such Consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          6D.(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D.(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

          6E.  Certain Issues of Common Stock Excepted.  Anything herein to the
               ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after April 22, 1998 of (A) options to purchase (x) up to an aggregate of 3,350,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus (y) such additional amount of shares of Common Stock pursuant to the Corporation's 1998 Stock Incentive Plan or any other stock option programs approved by the Board of Directors and stockholders of the Company, provided that the authority to grant such additional options shall have been approved directly by the Compensation Committee of the Board of Directors or indirectly by instructions from the Compensation Committee to a director or another Board committee, (B) options to purchase shares of Common Stock issuable to John Musci ("Musci") by the Corporation by operation of certain antidilution provisions in the Employment Agreement dated as of February 4, 1999, between the Corporation and Musci, (C) options granted by means of assumption in any merger or other business combination, (D) the shares issuable upon the exercise of the options described in clauses (A),(B) and (C) above, (E) up to 722,000 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) issuable upon the exercise of warrants issued by the Corporation to VocalTec Communications, Inc. on October 1, 1997, (F) warrants issued by the Corporation to Tom Evslin and Edward Jordan in April 1998 and the issuance pursuant to such warrants of up to 439,883 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) and (G) warrants or rights to purchase equity securities of the Corporation (not to exceed 100,000 shares of Common Stock in the aggregate (calculated on an as-converted basis and appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) that may be issued to lending institutions, licensors of tangible or intangible property or equipment leasing companies in connection with licensing, leasing or financing transactions approved by the Board of Directors of the Corporation, and the shares issuable upon the exercise of such warrants or rights.

          6F.  Subdivision or Combination of Common Stock.  In case the
               ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

          6G.  Reorganization or Reclassification.  If any capital
               ----------------------------------
reorganization or reclassification of the capital stock of the Corporation (other than in connection with a merger or other reorganization in which the Corporation is not the surviving entity) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Convertible Preferred Stock shall thereupon have the right to receive upon the conversion of such share or shares of the Series B Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Convertible Preferred

Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H.  Notice of Adjustment.  Upon any adjustment of the Conversion
               --------------------
Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6I.  Other Notices.  In case at any time:
               -------------

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation; or

               (4)  there shall be a Liquidation.

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation (a) at least 20 business days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification or Liquidation and (b) in the case of any such reorganization, reclassification or Liquidation, at least 20 business days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, if known, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common

Stock for securities or other property deliverable upon such reorganization, reclassification or Liquidation, as the case may be.

          6J.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable (except for taxes which are not payable by the Corporation pursuant to Section 6L hereof) and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that, to the extent permitted by law, it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

          6K.  No Reissuance of Series B Convertible Preferred Stock.  Shares of
               -----------------------------------------------------
Series B Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall automatically be retired and shall not be reissued as shares of Series B Convertible Preferred Stock; upon such conversion and the filing of any certificate required by the Delaware General Corporation Law, such shares shall be restored to the status of authorized but unissued shares of Preferred Stock; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Convertible Preferred Stock.

          6L.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
Stock upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

          6M.  Closing of Books.  The Corporation will at no time close its
               ----------------
transfer books against the transfer of any Series B Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series B Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6N.  Definition of Common Stock.  As used in this paragraph 6, the
               --------------------------
term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.001 per share as constituted on April 22, 1998, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the Liquidation of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series B Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

          6O. Mandatory Conversion.  If at any time the Corporation shall have
              --------------------
consummated an underwritten public offering of shares of Common Stock led by a nationally recognized reputable underwriter (as reasonably determined by the Preferred Designees) (i) raising gross proceeds (on behalf of the Corporation and selling stockholders) of at least $30,000,000 and (ii) at a price per share to the public of at least $11.61 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F or 6G), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series B Convertible Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Series B Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Series B Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock issuable pursuant to this Section 6O.

     7. Redemption. The shares of Series B Convertible Preferred Stock shall be redeemed as follows:

          7A.  Optional Redemption.  On March 31, 2005 (the "Redemption Date"),
               -------------------
at the request of any holder of Series B Convertible Preferred Stock, the Corporation shall, to the extent permitted by law, and subject to the rights of the holders of the Series C Convertible Preferred Stock, redeem any or all of the shares of Series B Convertible Preferred Stock held by such holder on the Redemption Date (the "Redemption").

          7B.  Redemption Price and Payment.  The Series B Convertible Preferred
               ----------------------------
Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $1.705 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F or 6G), such amount being referred to as the "Redemption Price." Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

          7C.  Redemption Mechanics.  At least 20 but not more than 30 days
               --------------------
prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Convertible Preferred Stock notifying such holder of the Redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series B Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to those shares that have been redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series B Convertible Preferred Stock for which redemption has been requested, the holders of shares of Series B Convertible Preferred Stock requesting redemption shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares for which redemption has been requested by such holder if all such outstanding shares for which redemption was so requested were redeemed in full. The shares of Series B Convertible Preferred Stock for which redemption is requested, but that are not redeemed, shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          7D.  Redeemed or Otherwise Acquired Shares to be Retired.  Any shares
               ---------------------------------------------------
of Series B Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be retired and shall not be reissued as shares of Series B Convertible Preferred Stock; upon such redemption and the filing of any certificate required by the Delaware General Corporation Law, such shares shall be restored to the status of authorized but unissued shares of Preferred Stock; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Convertible Preferred Stock.

     SEVENTH:  The election of directors need not be by written ballot unless
     -------
the By-laws so provide.

     EIGHTH:  The Board of Directors of the Corporation is authorized and
     -------
empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     NINTH:  Whenever a compromise or arrangement is proposed between this
     -----
Corporation and its creditors or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors of this Corporation, as the case may be, and also on this Corporation.

     TENTH:  No director of the Corporation shall be liable to the Corporation
     -----
or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     ELEVENTH:
     --------

     1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eleventh, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such

Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

     2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, provided, however, that to the
                                                -----------------
extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article Eleventh or otherwise.

     3. Claims. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

     4. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article Eleventh shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of this restated certificate of incorporation, the Corporation's by-laws or any agreement, vote of stockholders or disinterested directors or otherwise.

     5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

     6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

     7. Other Indemnification and Prepayment of Expenses. This Article Eleventh shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

     TWELFTH:  Notwithstanding anything herein to the contrary, the number of
     -------
authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote generally irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ITXC Corp. has caused this certificate to be signed by Edward B. Jordan, its Chief Financial Officer, on the 23rd day of February, 1999.


                                     /s/ Edward B. Jordan
                                     -----------------------------------------
                                     Edward B. Jordan, Chief Financial Officer